UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) April 20, 2007


                   URANIUM HUNTER CORPORATION
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                        N/A
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario, Canada                                  M5X 1K7
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 915-3199

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

     On April 20, 2007, Uranium Hunter Corporation (the "Company") entered into a letter of intent (the "Letter of Intent") with NPK Resources Ltd. ("NPK") to earn a 75% interest in the Kagadi Uranium property which contains approximately 357 square kilometers located in Kibaale district, Uganda (the "Property").

     Under the terms of the Letter of Intent, the Company may earn a 75% interest in the Property by making a cash payment of $14,000 within five days of signing a definitive agreement. The Company must also make all property payments and taxes to keep the Property in good standing. The Company will also be responsible for funding all exploration costs until it has earned its 75% interest after which time the costs shall be shared proportionally. At NPK's option, the Company may earn up to a 100% interest in the Property upon issuing NPK restricted shares subject to valuations of the Property the terms and mechanisms of which will be contained in the definitive agreement.

     The Company is presently conducting due diligence on the Property and expects the definitive agreement to be signed on or
before May 30, 2007.   No assurance can be given that a
definitive agreement will be signed or that the Company will be able to make the payments and expenditures contemplated by the Letter of Intent.

Item 9.01      Financial Statements and Exhibits.

Exhibits:

99.1 Press release dated April 25, 2007.

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                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                URANIUM HUNTER CORPORATION
                                (Registrant)


Dated: April 26, 2007           By:  /s/ Adam Cegielski
                                Name:    Adam Cegielski
                                Title:   President and Chief
                                         Executive Officer